Exhibit 23 (i) under Form N-1A
                                              Exhibit 5 under Item 601/Reg. S-K

September 19, 2000


The Trustees of
Stratevest Funds
Federated Investors

Pittsburgh Office Research Park
5800 Corporate Drive - Building 2
Pittsburgh, PA  15237-5829

Gentlemen:

      Stratevest Funds ("Trust") proposes to offer and sell six separate series of shares of beneficial interest representing interests in separate portfolios of securities known as Stratevest Large Cap Value Fund, Stratevest Large Cap Core Fund, Stratevest Large Cap Growth Fund, Stratevest Small/Mid Cap Core Fund, Stratevest Vermont Municipal Bond Fund and Stratevest Intermediate Bond Fund (all such shares of beneficial interest being herein referred to as "Shares") in the manner and on the terms set forth in its Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      As counsel, I have participated in the organization of the Trust, its registration under the Investment Company Act of 1940 and the preparation and filing of its Registration Statement under the Securities Act of 1933. I have examined and am familiar with the provisions of the written Declaration of Trust dated July 7, 2000 ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

      Based upon the foregoing, it is my opinion that:

      1. The Trust is duly organized and validly existing pursuant to the Declaration of Trust.


The Trustees of
Stratevest Funds

Page 2
September 19, 2000


      2. The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of Article III, Section 3, of the Declaration of Trust and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

      I consent to your filing this opinion as an exhibit to the Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States. This opinion is limited to the federal laws of the United States and to the laws of the State of Delaware.

                                Very truly yours,

                                /S/C. TODD GIBSON

                                 C. Todd Gibson

                                Corporate Counsel

                                    Federated Services Company